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                                  Exhibit 99.2

                                  PRESS RELEASE

                  ENGAGE TO REDUCE WORKFORCE, FOCUS ON CONTENT
                 MANAGEMENT SOFTWARE FOR MULTICHANNEL MARKETING

ANDOVER, Mass.--(BUSINESS WIRE)--August 20, 2001--Engage, Inc. (Nasdaq: ENGA), a leading enterprise marketing software company and a majority-owned operating company of CMGI, Inc. (Nasdaq: CMGI), today announced that it would further reduce its workforce and would shift its emphasis to the growing market for content management software for multichannel marketing. As part of the shift, Engage also said it had entered into discussions with potential buyers for its media business.

Engage said it would immediately streamline the media business by eliminating approximately 100 media-related jobs. In addition, another approximately 125 media-related employees are being notified that their positions will be eliminated if no sale is consummated.

"Given the continued dramatic downturn in the advertising industry, Engage cannot sustain this media business at the expense of the far more promising software business," said Tony Nuzzo, Engage CEO. "We believe today's decisive action will help us unlock the potential of Engage's software business and establish a singular focus on the high growth opportunities we have identified."

Engage offers a broad range of software solutions to help marketers, publishers, and advertising agencies manage marketing content across traditional and new media channels. By using these solutions, Engage's customers are able to deliver consistent messages across channels while streamlining production processes and increasing efficiencies. Among its industry leading software products are Content Server, Approval Server, PromoManager and AdManager.

As part of today's cutbacks, Engage also announced that it would discontinue its Engage Knowledge profiling service. In keeping with its longstanding privacy commitments, Engage said it does not intend to sell the service's database of anonymous profiles.

The company will provide additional details and financial guidance concerning the realigned company as part of its fourth quarter financial announcement in mid-September.

ABOUT ENGAGE(R) Engage, Inc. (Nasdaq: ENGA) is a leading enterprise marketing software and interactive media company. A majority-owned operating company of CMGI, Inc. (Nasdaq: CMGI), Engage enables companies to harness the power of interactive marketing to create more loyal customers, maximize revenue, and increase brand visibility and recognition. Based in Andover, Massachusetts, Engage has European headquarters in London and offices worldwide. For more information on Engage, please call 877-U ENGAGE or visit www.engage.com.

Statement Under the Private Securities Litigation Reform Act

This press release includes forward-looking statements about us, including statements regarding the potential sale of our media operations, our intent to focus on our software business, and the potential growth of that market. These forward-looking statements are based on information available to us as of the date of this press release, and not as of any subsequent date, and are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated. For example, we may be unable to find a suitable buyer for the media business. Other risks that could affect us include our ability to reduce expenses and to increase sales of our product offerings, the impact of competition within our industry, our ability to enter into additional strategic relationships, and other risks detailed in our 2000 Annual Report on Form 10-K and from time to time in our other reports filed with the SEC. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if the information available to us with respect to the subject of any forward-looking statement changes.

---------------------------
Contact:

     Engage Inc.
     Mark Horan, 978-684-7816
     mhoran@engage.com

        or

     Lois Paul & Partners
     Anastasia Efstratios, 781-238-5873
     Anastasia_efstratios@lpp.com

        or

     Morgen-Walke
     Corey Cutler, 212-850-5696
     ccutler@morgenwalke.com